SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date earliest event reported) November 19, 1997


Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.

1-11299      ENTERGY CORPORATION                     72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262

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Item 5.   Other Information

          Entergy Corporation, Inc.


Entergy Corporation


     On November 15, 1997, the trial judge granted Entergy Enterprises, Inc.'s ("EEI") motion for judgment notwithstanding the verdict in the previously reported lawsuit in which Catalyst Technologies, Inc. ("CTI") received a jury award of $346 million plus accrued interest against Entergy Corporation's wholly-owned subsidiary, EEI. Finding as a matter of law that the jury's verdict was incorrect, the judge ruled that there was no contract between CTI and EEI, and that the verdict was contrary to both the law and the evidence. He therefore vacated the verdict and the earlier judgment entered thereon. CTI has the right to appeal the judge's ruling.


                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned officer hereunto duly authorized.

                          Entergy Corporation


                          By:  /s/ Louis E. Buck, Jr.
                                 Louis E. Buck, Jr.
                     Vice President and Chief Accounting Officer



Dated:  November 24, 1997